UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 772-7560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) and (f)

On February 24, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Spark Therapeutics, Inc. (the “Company”) determined and approved the payment of performance-based cash bonuses for the six-month period ended December 31, 2014 for each of (i) Jeffrey D. Marrazzo, the Company’s chief executive officer, in the amount of $82,500 and (ii) Stephen W. Webster, the Company’s chief financial officer, in the amount of $52,500. In addition, the Committee approved the payment of a cash bonus for the period from the commencement of her employment with the Company through December 31, 2014 for Dr. Katherine A. High, the Company’s president and chief scientific officer in the amount of $45,896, such amount determined in accordance with her employment agreement in effect prior to the completion of the Company’s initial public offering.

The named executive officers’ other compensation for 2014 was previously reported by the Company in the Summary Compensation Table included in the Company’s prospectus, dated January 29, 2015 (the “Prospectus”), filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, as amended (Registration No. 333-201318). As of the date of the Prospectus, bonuses for the named executive officers had not been determined or approved and, therefore, were omitted from the Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, below is a revised Summary Compensation Table, which includes the bonuses paid to the Company’s named executive officers and revised total compensation figures for 2014.

Summary compensation table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during 2013 and 2014.

Name and principal position	Year	Salary		Equity awards (1)	Non-equity incentive plan compensation (2)	All other compensation (3)	Total
Jeffrey D. Marrazzo	2014	$349,604		$1,292,156	$146,301	$40,509	$1,828,570
Chief Executive Officer	2013	$196,319		$1,680,000	$78,699	$9,969	$1,964,987

Dr. Katherine A. High, M.D.	2014	$108,538	(4)	$467,966	$45,896	$8,169	$630,569
President and Chief Scientific Officer	2013	—		$1,680,000	$—	$—	$1,680,000

Stephen W. Webster	2014	$147,528	(5)	$550,967	$52,500	12,861	$763,856
Chief Financial Officer

(1)	The amounts reported in the “Equity awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718. See Note 6 to our audited financial statements appearing at the end of this prospectus regarding assumptions underlying the valuation of equity awards.
(2)	The amounts reported in the “Non-equity incentive plan compensation” column represent signing bonuses, prorated portions of bonuses awarded in July 2014 to Mr. Marrazzo to reflect performance from July 1, 2013 to June 30, 2014 and bonuses awarded in February 2014 to Messrs. Marrazzo and Webster reflect performance from July 1, 2014 to December 31, 2014 and bonuses awarded in February 2014 to Dr. High pursuant to her employment agreement.
(3)	The compensation included in the “All other compensation” column consists of premiums we paid with respect to each of our named executive officers for: (a) medical, dental and vision insurance; (b) personal accident insurance; (c) life insurance; (d) long-term disability insurance; (e) short-term disability insurance and (f) matching contributions to our 401(k) plan. Each of Mr. Marrazzo, Dr. High and Mr. Webster received additional “safe harbor” contributions to our 401(k) plan for 2014, in the amounts of $7,800, $2,956 and $4,123, respectively.
(4)	Dr. High joined us on September 16, 2014. Dr. High’s annualized base salary for 2014 was $367,171.
(5)	Mr. Webster joined us on July 7, 2014. Mr. Webster’s annualized base salary for 2014 was $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: March 2, 2015	By:	/s/ Joseph W. La Barge

Joseph W. La Barge General Counsel